www.aviatnetworks.com

Aviat Networks Announces Fiscal 2021 Second Quarter and Six Months Financial Results

Total Revenue of $70.5 million; Up 26.0% Year-Over-Year
Adjusted EBITDA of $10.1 million; Up $9.7 million Year-Over-Year
Key Customer Wins in Mobile 5G with a U.S.-based Tier 1 5G operator and in Rural Broadband with Nextlink Internet

AUSTIN, Texas, February 3, 2021 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (NASDAQ: AVNW), the leading expert in wireless transport solutions, reported today financial results for its fiscal 2021 second quarter ended January 1, 2021.

Second Quarter Highlights

•Company continues to execute on key long-term strategic objectives resulting in highest reported quarterly revenues in more than five years and record Adjusted EBITDA margins.
•Solid balance sheet and liquidity positions Company well to execute on long-term plans, while maintaining flexibility and security in current COVID-19 environment.
•Company continues to recognize benefits from cost savings and restructuring initiatives; GAAP and non-GAAP operating expenses decreased by approximately 4.0% year-over-year.
•Company’s differentiated microwave transport product, software and services offerings lead to significant customer wins in Mobile 5G with a U.S.-based Tier 1 5G operator and in Rural Broadband with Nextlink Internet.
Second Quarter Financial Highlights

•Total Revenues: $70.5 million, +26.0% from same quarter last year
◦North America: $49.2 million, +34.8% from same quarter last year; Primarily driven by Private Network Business
◦International: $21.4 million, +9.5% from same quarter last year; Returns to growth, primarily driven by Africa, Middle East and Asia

•GAAP Results: Gross Margin 38.2%; Operating Expenses $19.0 million; Operating Income $7.9 million, Net Income $6.6 million; Net Income per diluted share $1.16

•Non-GAAP Results: Adjusted EBITDA $10.1 million; Gross Margin 38.3%; Operating Expenses $18.3 million; Operating Income $8.7 million; Net Income $8.4 million; Net Income per diluted share $1.48

•Net Cash: $43.0 million, +$6.8 million from prior sequential quarter; No loans outstanding at quarter end

•Fiscal 2021 Guidance: Increasing full year fiscal 2021 Revenue guidance to $255 million - $265 million and Adjusted EBITDA Guidance to $28 million - $31 million.

“This was another record quarter and very successful first half of the fiscal year for Aviat,” said Peter Smith, President and Chief Executive Officer of Aviat. “Our Company continued to execute on our key long-term focus areas of sales growth, margin expansion, expense reductions and meaningful bottom-line improvements. We continue to prove out Aviat’s differentiation in the market with key wins for our multi-band transport solution for 5G, Private Networks and Rural Broadband, capturing share of demand and demonstrating the viability of our offering.”

Mr. Smith continued, “Our unique, multi-band hardware and software solutions recently led to Aviat being selected by a U.S.-based Tier 1 5G operator as a key microwave transport vendor. In addition, during the second quarter, Aviat again increased its share of demand in Rural Broadband by being awarded a contract with Nextlink Internet to support their rapidly growing business and their focus on bringing high-speed internet to rural America, a market in which we are well-positioned and one that will benefit from meaningful government funding, including the $9 billion 5G Fund for Rural America and the $20 billion Rural Digital Opportunity Fund.”

Mr. Smith concluded, “I am extremely proud of the entire Aviat team for their significant contributions to our successful results and continued positive momentum, especially amid the global challenges of the COVID-19 environment. We recognize there is a lot of work in front of us, but I’m confident we are on the right path to achieve our long-term objectives.”

Fiscal 2021 Second Quarter and Six-Month Comparisons

Revenues
The Company reported total revenues of $70.5 million for its fiscal 2021 second quarter, compared to $56.0 million in the comparable fiscal 2020 period, an increase of $14.5 million or 26.0%. North America revenue of $49.2 million increased by $12.7 million or 34.8%, compared to $36.5 million in the comparable fiscal 2020 period. International revenue was $21.4 million and returned to growth from $19.5 million in the comparable fiscal 2020 period.

For the six months ended January 1, 2021, the Company reported total revenues of $136.8 million, as compared to $114.6 million in the comparable fiscal 2020 period. North America revenue of $94.7 million increased by $18.4 million or 24.2%, as compared to $76.2 million in the comparable fiscal 2020 period. International revenue of $42.2 million for the fiscal 2021 six-month period increased by $3.8 million or 9.9%, as compared to $38.4 million in the comparable fiscal 2020 period.

Gross Margins
In the fiscal 2021 second quarter, the Company reported GAAP gross margin of 38.2% and non-GAAP gross margin of 38.3%. This compares to GAAP gross margin of 32.7% and non-GAAP gross margin of 32.8% in the comparable fiscal 2020 period an improvement of 550 basis points in each case.

For the six months ended January 1, 2021, the Company reported GAAP gross margin of 37.4% and non-GAAP gross margin of 37.5%. This compares to GAAP and non-GAAP gross margin of 35.7% in the comparable fiscal 2020 period, an improvement of 170 and 180 basis points, respectively.

Operating Expenses
GAAP total operating expenses for the fiscal 2021 second quarter were $19.0 million, compared to $19.8 million in the comparable fiscal 2020 period, a decrease of $(0.8) million or (4.0)%. Non-GAAP total operating expenses, excluding the impact of share-based compensation, for the fiscal 2021 second quarter were $18.3 million, compared to $19.1 million in the comparable fiscal 2020 period, a decrease of $(0.8) million or (4.1)%. Both GAAP and non-GAAP operating expenses decreased primarily due to cost saving initiatives implemented in the second half of fiscal 2020.

The Company reported GAAP total operating expenses for the fiscal 2021 six-month period of $36.7 million, as compared to $40.9 million in the comparable fiscal 2020 period, a decrease of $4.1 million or 10.1%. On a non-GAAP basis, excluding the impact of restructuring charges and share-based compensation, total operating expenses for the fiscal 2021 six-month period were $35.5 million, as compared to $38.6 million in the fiscal 2020 period, a decrease of $3.1 million or 8.0%.

Operating Income
The Company reported GAAP operating income of $7.9 million for the fiscal 2021 second quarter, compared to a GAAP operating loss of $(1.5) million in the comparable fiscal 2020 period. On a non-GAAP basis, the Company reported operating income of $8.7 million for the fiscal 2021 second quarter, compared to an operating loss of $(0.7) million in the comparable fiscal 2020 period.

For the fiscal 2021 six-month period, the Company reported $14.4 million in GAAP operating income, as compared to breakeven in the comparable fiscal 2020 period. On a non-GAAP basis, the Company reported operating income of $15.8 million, compared to $2.4 million in the comparable fiscal 2020 period.

Net Income / Net Income Per Share
The Company reported GAAP net income of $6.6 million in the fiscal 2021 second quarter or GAAP net income per share of $1.16. This compared to a GAAP net loss of $(1.7) million or GAAP net loss per share of $(0.31) in the comparable fiscal 2020 period. On a non-GAAP basis, the Company reported net income of $8.4 million or a non-GAAP net income per share of $1.48, compared to a non-GAAP net loss of $(0.9) million or non-GAAP net loss per share of $(0.17) in the comparable fiscal 2020 period.

The Company reported a GAAP net income of $12.6 million for the fiscal 2021 six-month period, or GAAP net income per share of $2.23. This compared to GAAP net loss of $(1.6) million or GAAP net loss per share of $(0.30) in the comparable fiscal 2020 period. On a non-GAAP basis, the Company reported net income of $15.3 million or net income per share of $2.71, as compared to non-GAAP net income of $2.0 million or $0.36 net income per share in the comparable fiscal 2020 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2021 second quarter was $10.1 million, compared to $0.4 million in the comparable fiscal 2020 period, a year-over-year improvement of $9.7 million.

For the fiscal 2021 six month period, the Company reported Adjusted EBITDA of $18.5 million, as compared to $4.5 million in the comparable fiscal 2020 period.

Balance Sheet Highlights
The Company reported cash and cash equivalents as of $43.0 million as of January 1, 2021, compared to $36.2 million as of October 2, 2020. The Company has no loans outstanding. The Company anticipates its net cash position will improve throughout the remainder of the fiscal year, subject to customer timing delays, which may occur from time to time based on historical trends.

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, February 3, 2021, to discuss its financial and operational results for the fiscal 2021 second quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; Eric Chang, Chief Financial Officer; and Keith Fanneron, Vice President Global Finance and Investor Relations. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) 866-465-7577 or toll-free (INTL) 786-815-8431, conference ID: 2264659. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcast live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2021, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•the impact of COVID-19 on our business, operations and cash flows;
•continued price and margin erosion as a result of increased competition in the microwave transmission industry;
•the impact of the volume, timing, and customer, product, and geographic mix of our product orders;
•our ability to meet financial covenant requirements which could impact, among other things, our liquidity;
•the timing of our receipt of payment for products or services from our customers;
•our ability to meet projected new product development dates or anticipated cost reductions of new products;
•our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, the effects of COVID-19 or other supply chain constraints;
•customer acceptance of new products;
•the ability of our subcontractors to timely perform;
•continued weakness in the global economy affecting customer spending;
•retention of our key personnel;
•our ability to manage and maintain key customer relationships;
•uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;
•our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;
•the results of our restructuring efforts;
•the ability to preserve and use our net operating loss carryforwards;
•the effects of currency and interest rate risks;
•the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;
•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;
•the conduct of unethical business practices in developing countries;
•the impact of political turmoil in countries where we have significant business;
•the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; and
•our ability to implement our stock repurchase program or that it will enhance long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 27, 2020 as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Keith Fanneron
Vice President Global Finance & Investor Relations
Phone: (408) 941-7128
Email: keith.fanneron@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2021 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	January 1, 2021	December 27, 2019	January 1, 2021	December 27, 2019
Revenues:
Revenue from product sales	$46,691	$34,152	$91,155	$70,746
Revenue from services	23,840	21,845	45,666	43,865
Total revenues	70,531	55,997	136,821	114,611
Cost of revenues:
Cost of product sales	27,458	22,968	55,367	43,790
Cost of services	16,164	14,710	30,296	29,946
Total cost of revenues	43,622	37,678	85,663	73,736
Gross margin	26,909	18,319	51,158	40,875
Operating expenses:
Research and development expenses	5,419	4,978	10,266	10,194
Selling and administrative expenses	13,612	14,457	26,449	29,101
Restructuring charges	—	381	—	1,558
Total operating expenses	19,031	19,816	36,715	40,853
Operating income (loss)	7,878	(1,497)	14,443	22
Interest income	38	120	74	206
Interest expense	—	(1)	(1)	(4)
Income (loss) before income taxes	7,916	(1,378)	14,516	224
Provision for income taxes	1,275	293	1,939	1,841
Net income (loss)	$6,641	$(1,671)	$12,577	$(1,617)

Net income (loss) per share of common stock outstanding:
Basic	$1.21	$(0.31)	$2.30	$(0.30)
Diluted	$1.16	$(0.31)	$2.23	$(0.30)
Weighted-average shares outstanding:
Basic	5,504	5,427	5,457	5,387
Diluted	5,710	5,427	5,639	5,387

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2021 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	January 1, 2021	July 3, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$43,046	$41,618
Accounts receivable, net	49,450	44,661
Unbilled receivables	31,628	28,085
Inventories	17,588	13,997
Customer service inventories	1,202	1,234
Assets held for sale	2,218	—
Other current assets	11,243	10,355
Total current assets	156,375	139,950
Property, plant and equipment, net	13,451	16,911
Deferred income taxes	12,186	12,799
Right of use assets	3,147	3,474
Other assets	8,217	6,667
Total long-term assets	37,001	39,851
TOTAL ASSETS	$193,376	$179,801
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$37,623	$31,995
Accrued expenses	26,120	26,920
Short-term lease liabilities	935	1,445
Advance payments and unearned revenue	25,707	21,872
Short-term debt	—	9,000
Restructuring liabilities	1,373	2,738
Total current liabilities	91,758	93,970
Unearned revenue	8,282	8,142
Long-term lease liabilities	2,471	2,303
Other long-term liabilities	321	401
Reserve for uncertain tax positions	5,373	5,759
Deferred income taxes	608	545
Total liabilities	108,813	111,120
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	56	54
Additional paid-in-capital	817,042	814,337
Accumulated deficit	(718,164)	(730,741)
Accumulated other comprehensive loss	(14,371)	(14,969)
Total equity	84,563	68,681
TOTAL LIABILITIES AND EQUITY	$193,376	$179,801

AVIAT NETWORKS, INC.
Fiscal Year 2021 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, diluted net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2021 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	January 1, 2021	% of Revenue	December 27, 2019	% of Revenue	January 1, 2021	% of Revenue	December 27, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$26,909	38.2%	$18,319	32.7%	$51,158	37.4%	$40,875	35.7%
Share-based compensation	93		52		165		96
Non-GAAP gross margin	27,002	38.3%	18,371	32.8%	51,323	37.5%	40,971	35.7%

GAAP research and development expenses	$5,419	7.7%	$4,978	8.9%	$10,266	7.5%	$10,194	8.9%
Share-based compensation	(57)		(32)		(97)		(59)
Non-GAAP research and development expenses	5,362	7.6%	4,946	8.8%	10,169	7.4%	10,135	8.8%

GAAP selling and administrative expenses	$13,612	19.3%	$14,457	25.8%	$26,449	19.3%	$29,101	25.4%
Share-based compensation	(668)		(317)		(1,127)		(653)
Non-GAAP selling and administrative expenses	12,944	18.4%	14,140	25.3%	25,322	18.5%	28,448	24.8%

GAAP operating income (loss)	$7,878	11.2%	$(1,497)	(2.7)%	$14,443	10.6%	$22	—%
Share-based compensation	818		401		1,389		808
Restructuring charges	—		381		—		1,558
Non-GAAP operating income (loss)	8,696	12.3%	(715)	(1.3)%	15,832	11.6%	2,388	2.1%

GAAP income tax provision	$1,275	1.8%	$293	0.5%	$1,939	1.4%	$1,841	1.6%
Adjustment to reflect pro forma tax rate	(975)		7		(1,339)		(1,241)
Non-GAAP income tax provision	300	0.4%	300	0.5%	600	0.4%	600	0.5%

GAAP net income (loss)	$6,641	9.4%	$(1,671)	(3.0)%	$12,577	9.2%	$(1,617)	(1.4)%
Share-based compensation	818		401		1,389		808
Restructuring charges	—		381		—		1,558
Adjustment to reflect pro forma tax rate	975		(7)		1,339		1,241
Non-GAAP net income (loss)	$8,434	12.0%	$(896)	(1.6)%	$15,305	11.2%	$1,990	1.7%

	Three Months Ended				Six Months Ended
	January 1, 2021	% of Revenue	December 27, 2019	% of Revenue	January 1, 2021	% of Revenue	December 27, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)

Diluted net income (loss) per share:
GAAP	$1.16		$(0.31)		$2.23		$(0.30)
Non-GAAP	$1.48		$(0.17)		$2.71		$0.36

Shares used in computing diluted net income (loss) per share
GAAP	5,710		5,427		5,639		5,387
Non-GAAP	5,710		5,427		5,639		5,488

Adjusted EBITDA:
GAAP net income (loss)	$6,641	9.4%	$(1,671)	(3.0)%	$12,577	9.2%	$(1,617)	(1.4)%
Depreciation and amortization of property, plant and equipment	1,407		1,077		2,661		2,115
Interest income, net	(38)		(119)		(73)		(202)
Share-based compensation	818		401		1,389		808
Restructuring charges	—		381		—		1,558
Provision for income taxes	1,275		293		1,939		1,841
Adjusted EBITDA	$10,103	14.3%	$362	0.6%	$18,493	13.5%	$4,503	3.9%
_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2021 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2021	December 27, 2019	January 1, 2021	December 27, 2019
	(In thousands)
North America	$49,158	$36,472	$94,657	$76,239
International:
Africa and the Middle East	10,663	8,856	21,234	19,449
Europe and Russia	1,511	2,418	3,773	5,825
Latin America and Asia Pacific	9,199	8,251	17,157	13,098
	21,373	19,525	42,164	38,372
Total revenue	$70,531	$55,997	$136,821	$114,611